Exhibit 99.1

MEDIA CONTACT:	David Roznowski +1 734 254 3255 David.J.Roznowski@adient.com

INVESTOR CONTACT:	Mark Oswald +1 734 254 3372 Mark.A.Oswald@adient.com

Adient Form 10 Declared Effective

“When-Issued” Trading of ADNT Expected to Begin on NYSE on October 17

Cork, Ireland, September 29, 2016 — Johnson Controls (NYSE:JCI) today announced that the Securities and Exchange Commission has declared effective the Registration Statement on Form 10 filed by its automotive seating and interiors business, Adient, in connection with its spin-off from Johnson Controls.

The effectiveness of the Form 10 is one of the final important steps towards completing the separation, which is set to occur on October 31, 2016 through a distribution to Johnson Controls shareholders of one ordinary share of Adient for every 10 ordinary shares of Johnson Controls held as of the close of business on Oct. 19, 2016, the record date for the distribution.

Adient ordinary shares are expected to begin trading on the New York Stock Exchange (NYSE) on Oct. 31, 2016 under the symbol “ADNT.”  The company expects “when-issued” trading for Adient ordinary shares to begin Oct. 17, 2016 and continue through Oct. 28, 2016.

The company also expects that beginning on Oct. 17, 2016 and continuing through Oct. 28, 2016, there will be two markets in Johnson Controls ordinary shares: Johnson Controls shares that trade in the “regular-way” market will trade with an entitlement to the Adient ordinary shares to be distributed; shares that trade in the “ex-distribution” market will trade without an entitlement to Adient ordinary shares.

Johnson Controls shareholders who sell their shares in the “regular-way” market before Oct. 31, 2016 will also be selling their entitlement to receive Adient ordinary shares in the distribution. Johnson Controls shareholders are encouraged to consult with their financial and tax advisors regarding the specific consequences of selling Johnson Controls shares before Oct. 31, 2016.

About Adient:

Adient is the global leader in automotive seating. With 75,000 employees operating in 230 manufacturing/assembly plants in 32 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing — and into more than 50 million cars every year.

About Johnson Controls:

Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 117,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities.   Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat.  We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls International plc has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of Johnson Controls and Adient, the risk that disruptions from the spin-off will harm Johnson Controls’ business, competitive responses to the spin-off, general economic and business conditions that affect Johnson Controls and Adient following the spin-off, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in each of Johnson

Controls, Inc.’s and Tyco International plc’s Annual Reports on Form 10-K for the 2015 fiscal year filed with the SEC on November 18, 2015 and November 13, 2015, respectively, and in the quarterly reports on Form 10-Q filed by each company with the SEC after such date, and available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab, as well as the Form 10 registration statement filed by Adient Limited and the amendments thereto. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

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